UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2016

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2016, Visteon Corporation (the “Company”) announced the appointment of Christian Garcia, 52, as Executive Vice President and Chief Financial Officer, effective October 1, 2016. Mr. Garcia will replace William R. Robertson, who has served as the Company’s interim Chief Financial Officer since March 31, 2016. Mr. Robertson will continue with the Company as Vice President and Corporate Controller.

Mr. Garcia has held leadership roles of increasing responsibility at Halliburton Company (NYSE: HAL) (“Halliburton”), including Senior Vice President of Investor Relations, Treasurer, Chief Accounting Officer, and most recently, serving as the acting Chief Financial Officer. Prior to joining Halliburton, Mr. Garcia held a series of financial roles with Landmark Graphics Corp., a software and consulting services provider. From 1988 to 1995, Mr. Garcia served in various roles at Bell & Howell Co., rising from financial analyst to division controller. None of Halliburton, Landmark Graphics Corp., or Bell & Howell is a parent, subsidiary or affiliate of the Company.

As the Company’s Executive Vice President and Chief Financial Officer, Mr. Garcia will receive an annual base salary of $590,000, and will be eligible to receive a cash bonus at a target amount of 80% of his base salary. Mr. Garcia is eligible for an equity award pursuant to the Company’s 2010 Incentive Plan at a target amount of approximately 250% of his base salary and will receive a pro-rated grant for 2016 based on Mr. Garcia’s effective start date. Mr. Garcia will receive a cash sign-on bonus of $500,000, subject to a pro-rated clawback in the event Mr. Garcia leaves the Company under certain conditions within twenty-four months of the payment date. Mr. Garcia will also receive a sign-on equity award with a grant date value of $700,000. Mr. Garcia will be eligible to participate in the Company’s Executive Severance Plan (as described in and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 31, 2012) and the Company intends to enter into a Change in Control Agreement with Mr. Garcia in the form filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 31, 2012.

There is no arrangement or understanding between Mr. Garcia and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Garcia and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Garcia has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Garcia’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated August 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: August 16, 2016	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 16, 2016.